Exhibit 99.1

AIxCrypto Holdings Reports First Quarter 2026 Results; Highlights Q1 Execution Across Embodied AI, RWA Tokenization, and AI Agent Platforms

Operational pipeline advances across all three 2026 revenue rails; aggregate Faraday Future investment position expanded to $12.0 million subsequent to quarter end

LOS ANGELES, CA — May 11, 2026 — AIxCrypto Holdings, Inc. (Nasdaq: AIXC) (the “Company” or “AIxCrypto”), a Nasdaq-listed technology company building a three-layer architecture spanning the infrastructure, protocol, and application layers, today announced financial results for the first quarter ended March 31, 2026. Q1 2026 was the Company’s first reporting period executing against the 2026 priorities laid out earlier this year following the September 2025 strategic transformation. The Company remains pre-revenue and is in the early stage of building its Web3 and AI infrastructure platform.

Management Commentary

“In Q1, our product pipeline progressed from concept to documented designs, internal testing, and preliminary contract conversations with counterparties. The products, the contracts, and the partnerships that drive our 2026 revenue streams advanced meaningfully during the quarter,” said Jerry Wang, Co-Chief Executive Officer of AIxCrypto. “Our 2026 execution priorities remain unchanged. Our objective over the next two quarters is to transition from the Q1 foundation toward initial product delivery and revenue generation across our Physical AI infrastructure - including the EAI     Data Platform, our AI Agent product line, and RWA equity tokenization.”

“During Q1 we continued the work of aligning our cost base with the transformed business,” said Koti Meka, Chief Financial Officer of AIxCrypto. “Our framework for operational sustainability rests on three things: revenue ramp, operating expense normalization, and disciplined treasury management. We will continue to provide quarterly updates against the framework.”

Q1 FY2026 Highlights

●	EAI Data Collaboration Project with Faraday Future initiated as the first step of the broader EAI ecosystem collaboration (including EAI) with Faraday Future, structured as a dual-track B2B/B2C platform; project team established and contract drafting underway during the quarter.

●	Agentir AI Agent Arena platform completed initial development of its four core game modes; reached an internal review milestone in early May, with a phased public launch ahead.

●	RWA equity tokenization strategy converted into a defined execution path during the quarter; structural review completed, with Faraday Future Class A common stock as the proof-of-concept asset.

●	Capital position at March 31, 2026: $6,201,121 in cash and cash equivalents, $6,197,267 in digital assets at fair value, and a $10,000,000 prepaid investment recorded in connection with a contractually committed equity investment in Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI).

●	Subsequent to quarter end, the Company expanded its aggregate Faraday Future investment position to $12.0 million following the execution of amendment agreements on April 10, 2026 and the closing of the amended and restated securities purchase transaction on April 15, 2026, further strengthening the proof-of-concept asset supporting the Company’s RWA tokenization initiative.

●	$1.3 million year-over-year decline in investor relations expense — the initial indication that transformation-related expenses are beginning to align with the revised operating model.

Q1 FY2026 Operational Highlights

EAI Ecosystem Collaboration with Faraday Future — Data Platform as First Workstream

During the quarter, the Company advanced its broader EAI and Physical AI ecosystem collaboration with Faraday Future, with the EAI Data Collaboration Project serving as the workstream formally launched under that framework. Late in the quarter, the parties initiated the operational mobilization of the EAI Data Collaboration Project, which is being structured as a dual-track platform consisting of a B2B Enterprise Data Platform for institutional buyers and a B2C decentralized crowdsourced data collection platform for the broader developer and contributor community. This collaboration is intended to support Physical AI applications through scalable data infrastructure and ecosystem participation. During the quarter, the Company established the core project team,     refined the architecture, and continued defining data rights boundaries and commercialization pathways.

Agentir — AI Agent Arena Platform

During Q1, the Company completed initial infrastructure and technical support for Agentir’s four core game modes and finalized a commercial model centered on access pass economics and arena fees. The platform reached an internal review milestone in early May, and the Company is preparing for a phased public launch with timing to be announced when finalized.

RWA Equity Tokenization — Faraday Future as Proof-of-Concept Asset

Q1 was the period in which the Company converted its RWA equity tokenization strategy into a defined execution path, with Faraday Future Class A common stock facilitated through a designated third-party structure as the proof-of-concept asset. During the quarter, the Company completed  an internal review of the evolving structural and regulatory landscape for digital assets and is structuring the initiative to operate within current applicable regulatory frameworks. A structured comparison of principal tokenization platforms remains in progress.

2026 Outlook — Three Concurrent Revenue Rails

The Company’s 2026 execution priorities remain unchanged. Management’s objective over the next two quarters is to transition from the Q1 foundation toward initial product delivery and revenue generation. That conversion runs along three concurrent revenue rails:

EAI Data Platform:.The Company is working toward a mid-2026 milestone for the first end-to-end transaction test and first data delivery — the proof-of-concept (POC) milestone — alongside the closed-beta launch of the B2B platform and the initial opening of public participation on the B2C platform.

AI Agent Products — Agentir: Agentir’s first limited public launch is targeted within the near-term window, with potential revenue arriving from genesis and recurring access pass sales, arena fees, subject to launch readiness and market conditions.

RWA Tokenization: Subject to definitive agreements, the Company is targeting a launch window later this year for its first tokenized equity instrument. The broader objective is to build AIxCrypto into compliant on-chain infrastructure for tokenized equity, designed to operate within applicable regulatory frameworks.

Q1 FY2026 Financial Discussion

Q1 2026 Results Summary

AIxCrypto generated zero revenue in Q1 2026, consistent with the Company’s status as a pre-revenue company in the early stage of building its Web3 and AI infrastructure platform. Total operating expenses were $4,333,721, compared to $2,724,699 in Q1 2025, with the increase concentrated in general and administrative expense, which rose to $3,547,853 from $2,494,532 in the prior-year period — partially offset by a $1.3 million year-over-year decline in investor relations expense. Sales and marketing expense was $638,222 in Q1 2026, reflecting brand awareness initiatives for RWA tokenization and EAI infrastructure activities, compared to $0 in Q1 2025. Research and development expense was $5,072 for the quarter, compared to $33,167 in Q1 2025, reflecting the suspension of legacy clinical-stage activity.

Other expense, net, was $1,745,295 in Q1 2026, driven primarily by a $1,945,582 unrealized, non-cash mark-to-market loss on the digital asset treasury under ASU 2023-08, partially offset by $303,010 of interest income — primarily accrued interest on the Marizyme Notes, up from $112,953 in Q1 2025. Interest expense was zero in Q1 2026, compared to $73,615 in the prior-year period, reflecting the repayment of prior-period promissory notes.

Operating activities used $4,495,354 of cash in Q1 2026. Investing activities used $8,504,232, primarily reflecting the $10,000,000 prepaid investment in Faraday Future Class A common stock through the GKA structure, partially offset by $2,107,911 in proceeds from digital asset sales. Financing activities used $132,000 for the repayment of the remaining 2025 Convertible Note balance. Net change in cash for the quarter was a decrease of $13,131,586, principally driven by the strategic capital deployment into the Faraday Future equity position.

During Q1 2026, 33,858 shares of Series B Convertible Preferred Stock were converted into 15,074,610 shares of common stock at a Conversion Price of $2.246, with $26,432,819 reclassified within stockholders’ equity. As a result, common shares outstanding rose to 20,234,993 at March 31, 2026, from 5,160,383 at December 31, 2025. This non-cash conversion simplified the Company’s capital structure and eliminated prior preferred obligations.

Conference Call & Webcast

AIxCrypto’s management will host a conference call and webcast to discuss its Q1 FY2026 financial results on May 11, 2026, at 4:30 PM Pacific Time .. Participants may join the live webcast through the Investor Relations section of the Company’s website at ir.aixcrypto.ai. Dial-in information and a replay of the webcast will be available on the Investor Relations website following the conclusion of the call.

About AIxCrypto Holdings, Inc.

AIxCrypto Holdings, Inc. (Nasdaq: AIXC) is a U.S. Nasdaq-listed technology company building a three-layer architecture spanning the infrastructure, protocol, and application layers. Through the convergence of AI Agents and Embodied AI (“EAI”)  devices, AIxCrypto enables heterogeneous intelligent entities — robots, smart vehicles, drones, and other edge devices — to autonomously discover, collaborate, and execute tasks with one another without centralized intermediaries, driving the advancement of the Silicon Economy. FFAI’s public filings indicate that it completed a strategic investment in AIxCrypto and obtained a controlling position in 2025.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding AIxCrypto Holdings, Inc. (“AIxCrypto”) within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All of the statements in this press release, including financial projections, whether written or oral, that refer to expected or anticipated future actions and results of AIxCrypto are forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current projections and expectations about future events as of the date of this presentation. AIxCrypto cannot give any assurance that such forward-looking statements and financial projections will prove to be correct.

The information provided in this press release does not identify or include any risk or exposures of AIxCrypto that would materially and adversely affect the performance or risk of the company. By their nature, forward-looking statements and financial projections involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking information will not occur, which may cause the Company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements and financial projections. Important factors that could cause actual results to differ materially from expectations include, but are not limited to: business, economic and capital market conditions; the heavily regulated industry in which AIxCrypto carries on business; current or future laws or regulations and new interpretations of existing laws or regulations; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; legal and regulatory requirements; market conditions and the demand and pricing for our products; our relationships with our customers and business partners; our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs; our ability to attract, retain and motivate qualified personnel; competition in our industry; failure of counterparties to perform their contractual obligations; systems, networks, telecommunications or service disruptions or failures or cyber-attack; ability to obtain additional financing on reasonable terms or at all; litigation costs and outcomes; our ability to successfully maintain and enforce our intellectual property rights and defend third party claims of infringement of their intellectual property rights; and our ability to manage our growth. Readers are cautioned that this list of factors should not be construed as exhaustive.

All information contained in this press release is provided as of the date of the press release issuance and is subject to change without notice. Neither AIxCrypto, nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements and financial projections set out herein, whether as a result of new information, future events or otherwise, except as required by law. This is presented as a source of information and not an investment recommendation. This press release does not take into account nor does it provide any tax, legal or investment advice or opinion regarding the specific investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in part or entirely, at any time, and undertakes no obligation to provide the recipient with access to the amended information or to notify the recipient thereof.

Forward-looking statements are often identified by words such as “may,” “could,” “would,” “might,” or “will,” indicating possible future actions, events, or outcomes. These statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ significantly from what is expected. Actual results may differ materially due to factors such as the ability to secure financing, complete transactions, meet exchange requirements, consumer demand, competition, and unexpected costs. Given the uncertainties involved, readers should not place undue reliance on these statements. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:

Investor Relations Department

AIxCrypto Holdings, Inc.

1990 E Grand Ave, El Segundo CA 90245

Tel: +1 (760) 452-8111

Email: IR@aixcrypto.ai

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

AIXCRYPTO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	(Unaudited)
	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$6,201,121	$19,332,707
Digital Assets	6,197,267	10,250,497
Prepaid investments – related party	10,000,000	-
Prepaid expenses and other current assets	701,368	1,028,506
Short-term notes receivable, net of allowance for credit losses of $4.7 million at March 31, 2026 and $4.6 million at December 31, 2025	385,428	343,060
Total current assets	23,485,184	30,954,770
Non-current assets
Intangible assets	406,149	314,727
Other assets - related party	10,349	10,349
Total non-current assets	416,498	325,076
Total Assets	$23,901,682	$31,279,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,476,668	$1,259,944
Related Party Payable	447,958	1,648,945
Accrued expenses and other current liabilities	33,245	136,234
Warrant liabilities	72,218	141,878
Convertible debt	—	142,236
Total current liabilities	2,030,089	3,329,237
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred stock Series A-2, $0.001 par value; 7,000 shares authorized; 601 shares issued and outstanding as of March 31, 2026 and December 31, 2025	659,040	659,040
Preferred stock Series B, $0.001 par value; 500,000 shares authorized; 6,085 and 39,943 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	4,750,538	31,183,357
Common stock, $0.001 par value; 225,000,000 shares authorized; 20,234,993 and 5,160,383 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	84,813	69,738
Additional paid-in capital	162,483,668	136,065,924
Accumulated deficit	(146,106,466)	(140,027,450)
Total Stockholders’ Equity	21,871,593	27,950,609
Total Liabilities & Stockholders’ Equity	$23,901,682	$31,279,846

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIXCRYPTO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
EXPENSES
General and administrative	$3,547,853	$2,494,532
Sales and Marketing	638,222	—
Research and development	5,072	33,167
Credit loss expense - short-term note receivable	142,574	197,000
Total expenses	4,333,721	2,724,699

LOSS FROM OPERATIONS	(4,333,721)	(2,724,699)

OTHER EXPENSE (INCOME), NET
Gain on change in fair value of warrant liabilities	(69,660)	(39,224)
Gain on change in fair value of convertible debt	(10,236)	—
Impairment of intangible assets	182,619	—
Interest expense	—	73,615
Interest income	(303,010)	(112,953)
Net loss on digital assets	1,945,582	—
Total other expense (income), net	1,745,295	(78,562)

LOSS BEFORE PROVISION FOR INCOME TAXES	(6,079,016)	(2,646,137)

PROVISION FOR INCOME TAXES	—	35

NET LOSS	(6,079,016)	(2,646,172)

Total net loss per common share, basic and diluted	$(0.79)	$(1.82)
Weighted-average number of shares outstanding, basic and diluted	7,704,597	1,456,714

AIXCRYPTO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,079,016)	$(2,646,172)
Adjustments to reconcile loss from operations to net cash used in operating activities:
Stock-based compensation	—	269
Change in fair value of warrant liabilities	(69,660)	(39,225)
Gain on change in fair value of convertible debt	(10,236)	—
Provision for credit losses of short-term note receivable	142,574	197,000
Impairment of intangible assets	182,619	—
Accrued interest on short-term note receivable	(184,942)	(110,871)
Interest expense	—	73,615
Net loss on digital assets	1,945,582	—
Payments made with digital assets	337,839	—

Changes in operating assets and liabilities:
Prepaid expenses and other assets	327,138	913,454
Accounts payable	216,724	(37,330)
Accrued expenses and other current liabilities	(102,989)	59,861
Related party payables	(1,200,987)	—
Net cash used in operating activities	(4,495,354)	(1,589,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of short-term note receivable	—	(305,000)
Prepayment of investments to related party	(10,000,000)	—
Purchase of digital assets	(338,102)	—
Sales of digital assets	2,107,911	—
Purchase of intangible assets	(274,041)	—
Net cash provided by (used in) investing activities	(8,504,232)	(305,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible debt	(132,000)	—
Proceeds from issuance of promissory notes	—	750,000
Net cash provided by (used in) financing activities	(132,000)	750,000

Net change in cash and cash equivalents	(13,131,586)	(1,144,396)
Cash and cash equivalents - beginning of period	19,332,707	1,174,608
Cash and cash equivalents- end of period	$6,201,121	$30,210

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

NONCASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock for the conversion of Series B preferred shares	$26,432,819	$—
Issuance of common stock for the conversion of Series A-2 preferred shares	$—	$2,893,306